As filed with the Securities and Exchange Commission on September 7, 2004

Registration No. 333-25685-99

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of registrant as specified in its charter)

California	94-3234914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Market, Spear Street Tower, Suite 2400
San Francisco, California 94105
(417) 267-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gary P. Encinas, Esq. One Market, Spear Tower Suite 400 San Francisco, California 94105 (Name and address of agent for service)
(415) 817-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          This Post-Effective Amendment No. 2 to Registrant’s Registration Statement on Form S-3 (No. 333-25685) filed on April 23, 1997, is being filed to specify the number of shares of PG&E Corporation common stock that were deregistered by the filing of Post-Effective Amendment No. 1 to such registration statement.  There were 14,109,729 shares of PG&E Corporation common stock previously registered for resale on such Form S-3 that were not sold and that have been deregistered.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 7th day of September, 2004.

PG&E CORPORATION
(Registrant)

BRUCE R. WORTHINGTON
By	____________________________
Bruce R. Worthington
Senior Vice President and General Counsel